Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Dr. Paramesh Gopi, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q/A of Applied Micro Circuits Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Paramesh Gopi
Dr. Paramesh Gopi
President and Chief Executive Officer

Date: November 15, 2012